Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Strong Fourth Quarter and Full Year Results

Princeton, New Jersey; March 12, 2007 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced results for the fourth quarter and full year 2006. The Company reported:

•                                          Net sales, including Groupe Novasep, were $835.5 million for the fourth quarter of 2006, up 9.6% compared to $762.4 million for the same period in the prior year. Year to date net sales, including Groupe Novasep, were $3,330.9 million, up 6.7%. Adjusted EBITDA, including Groupe Novasep, was $159.0 million for the fourth quarter of 2006, up 15.9% compared to $137.2 million for the same period in the prior year. Year to date Adjusted EBITDA, including Groupe Novasep, was $621.5 million, up 8.9%.

•                                          Net sales, excluding Groupe Novasep, were $739.8 million for the fourth quarter of 2006, up 11.6% compared to $663.2 million for the same period in the prior year. Year to date net sales, excluding Groupe Novasep, were $2,975.2 million, up 8.5%. Adjusted EBITDA, excluding Groupe Novasep, was $140.3 million for the fourth quarter of 2006, up 16.3% compared to $120.6 million for the same period in the prior year. Year to date Adjusted EBITDA, excluding Groupe Novasep, was $553.2 million, up 6.6%.

•                                          For the fourth quarter of 2006, net sales were up 6.2% and Adjusted EBITDA was up 9.2% excluding the positive impact of foreign currency changes. The impact of foreign currency changes for the full year was less than 1%.

•                                          Net income for the fourth quarter of 2006 was $4.5 million, including net non-recurring and other special charges of $14.7 million. In addition, certain income tax charges of approximately $9.0 million, primarily a U.S valuation allowance increase, were recorded in the fourth quarter of 2006. This compares to a net loss of $17.8 million in the fourth quarter of 2005, which included $38.4 million of net non-recurring and other special charges. Net income for the full year 2006 was $103.0 million, including net non-recurring and other special charges of $2.4 million. This compares to net income of $95.8 million in the same period in the prior year, which included income of $25.3 million related to net non-recurring and other special items.

•                                          Diluted earnings per share were $0.06 in the fourth quarter of 2006 compared to a diluted loss per share of $0.24 in the same period in the prior year. Diluted earnings per share in the fourth quarter of 2006 includes certain non-recurring and other special charges related to Groupe Novasep of $0.11 and other non-recurring and other special charges related to continuing operations of $0.09. Diluted earnings per share in the fourth quarter of 2005 includes certain non-recurring and other special charges related to Groupe Novasep of $0.57 and income related to non-recurring and other special items of $0.05. Excluding net non-recurring and other special charges, diluted earnings per share were $0.26 and $0.28 in the fourth quarter of 2006 and 2005, respectively. Diluted earnings per share were $1.37 for the full year 2006 compared to diluted earnings per share of $1.52 in the prior year. Excluding net non-recurring and other special charges and income, diluted earnings per share were $1.40 and $1.10 in 2006 and 2005, respectively. The calculation of diluted earnings per share for the full year 2005 included only a partial weighted average impact of the additional shares of common stock that were issued as a result of our initial public offering (“IPO”) that was completed on August 22, 2005.

•                                          Rockwood Holdings sold its Groupe Novasep subsidiary on January 9, 2007. The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Seifi Ghasemi, Chairman and Chief Executive Officer, said “We generated solid overall results for the fourth quarter of 2006 from strong demand and superior market position in a number of segments, particularly our Advanced Ceramics, Specialty Chemicals and Electronics segments. We achieved these results because of our diversified portfolio and margin improvements.”

Commenting on the full year 2006, Mr. Ghasemi said, “Rockwood’s first full year as a public company was one of significant accomplishments. We demonstrated the fundamental strength of our core businesses by achieving organic growth of 8 percent and an overall EBITDA margin of 18.6 percent (excluding Groupe Novasep) despite difficult conditions in our Timber Treatment Chemicals business and a decision to withdraw from some low margin products in the Ceramics business. More importantly, by selling Groupe Novasep, we took a major step toward streamlining our portfolio, focusing on our core businesses and freeing up cash for debt repayment.”

Fourth Quarter Results

Specialty Chemicals

Net sales increased 16.5% and Adjusted EBITDA increased 35.4% in the fourth quarter of 2006 compared to the same period in the prior year. Higher selling prices for lithium salts and increased volumes of lithium compounds sold to the pharmaceuticals market had a favorable impact on our results. In the Surface Treatment business, net sales and Adjusted EBITDA were favorably impacted by growth in all markets and regions served, particularly in general industrial, coil and automotive applications, as well as higher selling prices. The increase in Adjusted EBITDA was partially offset by higher raw material costs primarily related to zinc, phosphoric acid and lithium solvents.

Performance Additives

Net sales increased 11.3% while Adjusted EBITDA decreased 11.0% in the fourth quarter of 2006 compared to the same period in the prior year. The primary negative factor affecting Adjusted EBITDA was the higher average cost of copper that is used in the production of our timber treatment chemicals. Higher construction volumes in North America in our Color Pigments and Services business and increased volumes and selling prices in our Clay-based Additives business had a favorable impact on net sales and Adjusted EBITDA. Clay-based Additives benefited from increased sales of coatings and inks and oilfield applications, as well as the positive impact of the acquisition of the Süd-Chemie businesses at the end of last year. As previously disclosed, our Timber Treatment Chemicals business completed the formation of a joint venture in January 2007 with Rohm and Haas Company that will provide an extensive range of advanced wood treatment technologies and services to the global wood treatment industry.

Titanium Dioxide Pigments

Net sales increased 0.5% and Adjusted EBITDA increased 2.3% in the fourth quarter of 2006 compared to the same period in the prior year. Our results were negatively impacted by lower volumes of titanium dioxide, partially offset by higher selling prices for functional additives. Adjusted EBITDA was also negatively impacted by higher raw material and energy costs.

Advanced Ceramics

Net sales increased 20.1% and Adjusted EBITDA increased 25.2% in the fourth quarter of 2006 compared to the same period in the prior year. Increased volumes in all applications, including mechanical systems, electronic and piezo applications, and the impact of productivity improvements favorably impacted performance in the quarter.

Specialty Compounds

Net sales decreased 0.2% and Adjusted EBITDA decreased 7.3% in the fourth quarter of 2006 compared to the same period in the prior year. Results were lower primarily due to decreased sales volumes in wire and cable applications and higher manufacturing and selling, general and administrative costs. This was partially offset by higher selling prices and a favorable product mix.

Electronics

Net sales increased 16.3% and Adjusted EBITDA increased 34.4% in the fourth quarter of 2006 compared to the same period in the prior year. Results improved due to increased volumes in our photomasks business and our printed circuit board chemicals business. In addition, Adjusted EBITDA benefited from previously announced restructurings in the Wafer Reclaim business.

Discontinued Operations

Rockwood Holdings sold its Groupe Novasep subsidiary on January 9, 2007. The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented. Adjusted EBITDA from discontinued operations was $18.7 million in the fourth quarter of 2006, up 12.7% from the same period in the prior year primarily due to losses incurred in 2005 related to capacity utilization issues at the Rohner plant.

Free Cash Flow

Our free cash flow was $123.1 million for the full year 2006. This amount consists of cash provided by operating activities of $302.6 million plus non-recurring costs of $23.6 million and proceeds on the sale of property, plant and equipment of $4.3 million, less capital expenditures of $207.4 million. Net debt, which is total debt less cash and cash equivalents, was $2,811.0 million and $2,660.7 million as of December 31, 2006 and December 31, 2005, respectively. The net debt increase was primarily currency related.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the fourth quarter and full year ended December 31, 2006, on Monday, March 12, 2007 at 10 a.m. Eastern Time. The dial-in number to access via conference call in the U.S. is (877) 209-0397 and the international dial-in number is (612) 332-1213. No access code is needed for either call. A replay of the conference call will be available through March 19, 2007 at (800) 475-6701 in the U.S., access code: 860449, and internationally at (320) 365-3844, access code: 860449.

A listen only, live webcast of the conference call will be available at www.rocksp.com. Materials for the call, including a PowerPoint file detailing the results, will be available for download on the site on the morning of the call. The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures”, such as, a discussion of Adjusted EBITDA, Free Cash Flow and diluted earnings per share excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally,

Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the senior secured credit agreement as a basis and reflects management’s interpretations thereof, including treatment of discontinued operations. Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales. We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options vest (as both such bonuses and options are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with the Company’s debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of Adjusted EBITDA to net income (loss) is contained in the press release. We strongly urge you to review the reconciliation. In addition, the Company discusses sales growth in terms of nominal (actual) and organic (nominal less foreign currency and significant acquisition/divestiture/merger/joint venture impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities excluding non-recurring items, less net cash used in investing activities, excluding acquisitions. Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity. Diluted earnings per share excluding certain items is not intended to be an alternative for earnings per share. Management believes that diluted earnings per share excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 9,500 people and annual net sales of approximately $3.0 billion. The company focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

###

The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s Form 10-K on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(Dollars in millions, except per share amounts; shares in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net sales	$739.8	$663.2	$2,975.2	$2,742.1
Cost of products sold	508.2	457.7	2,045.2	1,877.0

Gross profit	231.6	205.5	930.0	865.1

Selling, general and administrative expenses	147.9	128.6	584.6	522.7
Impairment charges	2.2	0.4	2.2	0.4
Restructuring charges, net	1.3	6.9	5.2	15.4
Management services agreement termination fee	—	—	—	10.0
Other, net	(0.2)	(4.4)	(0.2)	(4.4)

Operating income	80.4	74.0	338.2	321.0

Other income (expenses):
Interest expense, net	(51.2)	(35.2)	(195.7)	(209.3)
Loss on early extinguishment of debt	—	—	—	(26.6)
Refinancing expenses	—	(1.0)	—	(1.0)
Foreign exchange gain (loss), net	1.6	(1.7)	8.6	114.5
Other, net	(0.7)	2.6	1.8	2.6
Net	(50.3)	(35.3)	(185.3)	(119.8)

Income before taxes	30.1	38.7	152.9	201.2
Income tax provision	22.6	15.9	72.6	64.2

Net income from continuing operations	7.5	22.8	80.3	137.0

Income (loss) from discontinued operations, net of tax	1.4	(41.3)	27.9	(44.2)
Minority interest from discontinued operations	(4.4)	0.7	(5.2)	3.0

Net income (loss)	$4.5	$(17.8)	$103.0	$95.8

Basic earnings (loss) per share:
Earnings from continuing operations	$0.10	$0.31	$1.09	$2.24
(Loss) earnings from discontinued operations, net of tax	(0.04)	(0.55)	0.31	(0.69)
Basic earnings (loss) per share	$0.06	$(0.24)	$1.40	$1.55

Diluted earnings (loss) per share:
Earnings from continuing operations	$0.10	$0.31	$1.07	$2.21
(Loss) earnings from discontinued operations, net of tax	(0.04)	(0.55)	0.30	(0.69)
Diluted earnings (loss) per share	$0.06	$(0.24)	$1.37	$1.52

Weighted average number of basic shares outstanding	73,785	73,779	73,782	59,133

Weighted average number of diluted shares outstanding	75,161	73,779	75,044	60,002

Rockwood Holdings, Inc. and Subsidiaries
Net Sales and Adjusted EBITDA

	Net Sales
	Three Months Ended
	December 31,
($ in millions)	2006	2005	% Change
Specialty Chemicals	$232.7	$199.7	16.5%
Performance Additives	178.6	160.4	11.3%
Titanium Dioxide Pigments	110.7	110.2	0.5%
Advanced Ceramics	103.3	86.0	20.1%
Specialty Compounds	59.6	59.7	-0.2%
Electronics	54.9	47.2	16.3%
Total	$739.8	$663.2	11.6%

	Adjusted EBITDA
	Three Months Ended
	December 31,
($ in millions)	2006	2005	% Change
Specialty Chemicals	$55.5	$41.0	35.4%
Performance Additives	26.7	30.0	-11.0%
Titanium Dioxide Pigments	22.6	22.1	2.3%
Advanced Ceramics	29.8	23.8	25.2%
Specialty Compounds	7.6	8.2	-7.3%
Electronics	8.6	6.4	34.4%
Corporate	(10.5)	(10.9)	3.7%
Adjusted EBITDA from continuing operations	140.3	120.6	16.3%
Discontinued operations	18.7	16.6	12.7%
Total Adjusted EBITDA	$159.0	$137.2	15.9%

	Net Sales
	Twelve Months Ended
	December 31,
($ in millions)	2006	2005	% Change
Specialty Chemicals	$918.3	$842.0	9.1%
Performance Additives	766.3	680.7	12.6%
Titanium Dioxide Pigments	441.1	430.5	2.5%
Advanced Ceramics	389.6	369.6	5.4%
Specialty Compounds	251.0	237.5	5.7%
Electronics	208.9	181.8	14.9%
Total	$2,975.2	$2,742.1	8.5%

	Adjusted EBITDA
	Twelve Months Ended
	December 31,
($ in millions)	2006	2005	% Change
Specialty Chemicals	$206.6	$174.2	18.6%
Performance Additives	134.1	148.3	-9.6%
Titanium Dioxide Pigments	88.5	86.6	2.2%
Advanced Ceramics	104.8	93.8	11.7%
Specialty Compounds	31.7	29.5	7.5%
Electronics	36.5	26.9	35.7%
Corporate	(49.0)	(40.3)	-21.6%
Adjusted EBITDA from continuing operations	553.2	519.0	6.6%
Discontinued operations	68.3	51.9	31.6%
Total Adjusted EBITDA	$621.5	$570.9	8.9%

Rockwood Holdings, Inc. and Subsidiaries
Reconciliation of Segment Sales and Adjusted EBITDA

	Three Months Ended
	December 31,		Total	Total
($ in millions)	2006	2005	Change in $	Change in %
Net Sales:
Specialty Chemicals	$232.7	$199.7	$33.0	16.5%
Performance Additives	178.6	160.4	18.2	11.3
Titanium Dioxide Pigments	110.7	110.2	0.5	0.5
Advanced Ceramics	103.3	86.0	17.3	20.1
Specialty Compounds	59.6	59.7	(0.1)	(0.2)
Electronics	54.9	47.2	7.7	16.3
Total	$739.8	$663.2	$76.6	11.6%

	Foreign
	Exchange	Organic	Organic
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$11.2	$21.8	10.9%
Performance Additives	3.7	14.5	9.0
Titanium Dioxide Pigments	8.7	(8.2)	(7.4)
Advanced Ceramics	7.4	9.9	11.5
Specialty Compounds	2.0	(2.1)	(3.5)
Electronics	2.4	5.3	11.2
Total	$35.4	$41.2	6.2%

	Three Months Ended
	December 31,		Total	Total
($ in millions)	2006	2005	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$55.5	$41.0	$14.5	35.4%
Performance Additives	26.7	30.0	(3.3)	(11.0)
Titanium Dioxide Pigments	22.6	22.1	0.5	2.3
Advanced Ceramics	29.8	23.8	6.0	25.2
Specialty Compounds	7.6	8.2	(0.6)	(7.3)
Electronics	8.6	6.4	2.2	34.4
Corporate	(10.5)	(10.9)	0.4	3.7
Adjusted EBITDA from continuing operations	140.3	120.6	19.7	16.3
Discontinued operations	18.7	16.6	2.1	12.7
Total Adjusted EBITDA	$159.0	$137.2	$21.8	15.9%

	Foreign
	Exchange	Organic	Organic
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$2.6	$11.9	29.0%
Performance Additives	0.6	(3.9)	(13.0)
Titanium Dioxide Pigments	1.8	(1.3)	(5.9)
Advanced Ceramics	2.3	3.7	15.5
Specialty Compounds	0.2	(0.8)	(9.8)
Electronics	0.3	1.9	29.7
Corporate	(0.1)	0.5	4.6
Adjusted EBITDA from continuing operations	7.7	12.0	10.0
Discontinued operations	1.5	0.6	3.6
Total Adjusted EBITDA	$9.2	$12.6	9.2%

	Twelve Months Ended
	December 31,		Total	Total
($ in millions)	2006	2005	Change in $	Change in %
Net Sales:
Specialty Chemicals	$918.3	$842.0	$76.3	9.1%
Performance Additives	766.3	680.7	85.6	12.6
Titanium Dioxide Pigments	441.1	430.5	10.6	2.5
Advanced Ceramics	389.6	369.6	20.0	5.4
Specialty Compounds	251.0	237.5	13.5	5.7
Electronics	208.9	181.8	27.1	14.9
Total	$2,975.2	$2,742.1	$233.1	8.5%

	Foreign
	Exchange	Organic	Organic
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$2.2	$74.1	8.8%
Performance Additives	1.6	84.0	12.3
Titanium Dioxide Pigments	3.1	7.5	1.7
Advanced Ceramics	3.9	16.1	4.4
Specialty Compounds	2.2	11.3	4.8
Electronics	1.2	25.9	14.2
Total	$14.2	$218.9	8.0%

	Twelve Months Ended
	December 31,		Total	Total
($ in millions)	2006	2005	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$206.6	$174.2	$32.4	18.6%
Performance Additives	134.1	148.3	(14.2)	(9.6)
Titanium Dioxide Pigments	88.5	86.6	1.9	2.2
Advanced Ceramics	104.8	93.8	11.0	11.7
Specialty Compounds	31.7	29.5	2.2	7.5
Electronics	36.5	26.9	9.6	35.7
Corporate	(49.0)	(40.3)	(8.7)	(21.6)
Adjusted EBITDA from continuing operations	553.2	519.0	34.2	6.6
Discontinued operations	68.3	51.9	16.4	31.6
Total Adjusted EBITDA	$621.5	$570.9	$50.6	8.9%

	Foreign
	Exchange	Organic	Organic
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$0.6	$31.8	18.3%
Performance Additives	0.1	(14.3)	(9.6)
Titanium Dioxide Pigments	0.9	1.0	1.2
Advanced Ceramics	1.4	9.6	10.2
Specialty Compounds	0.3	1.9	6.4
Electronics	0.1	9.5	35.3
Corporate	—	(8.7)	(21.6)
Adjusted EBITDA from continuing operations	3.4	30.8	5.9
Discontinued operations	0.5	15.9	30.6
Total Adjusted EBITDA	$3.9	$46.7	8.2%

Rockwood Holdings, Inc. and Subsidiaries
Reconciliation of Income before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced	Specialty
($ in millions)	Chemicals	Additives	Pigments	Ceramics	Compounds
Three months ended December 31, 2006

Income (loss) before taxes	$28.3	$12.9	$4.8	$11.1	$1.9
Interest expense, net	12.6	1.9	7.3	8.2	2.4
Depreciation and amortization	12.7	10.4	10.4	8.4	2.5
Impairment charges	2.2	—	—	—	—
Restructuring and related charges	0.9	0.1	—	0.5	—
Systems/organization establishment expenses	0.2	0.3	—	0.6	0.6
Cancelled acquisition and disposal costs	—	0.1	—	—	—
Inventory write-up reversal	—	—	—	—	0.2
Losses (gains) related to asset sales	—	0.4	0.1	0.1	—
Foreign exchange loss (gain), net	—	—	—	—	—
Other	(1.4)	0.6	—	0.9	—
Adjusted EBITDA from continuing operations	55.5	26.7	22.6	29.8	7.6
Discontinued operations	—	—	—	—	—
Total Adjusted EBITDA	$55.5	$26.7	$22.6	$29.8	$7.6

		Discontinued
($ in millions)	Electronics	Operations	Corporate	Consolidated
Three months ended December 31, 2006

Income (loss) before taxes	$2.2	$—	$(31.1)	$30.1
Interest expense, net	0.5	—	18.3	51.2
Depreciation and amortization	4.6	—	1.1	50.1
Impairment charges	—	—	—	2.2
Restructuring and related charges	—	—	0.2	1.7
Systems/organization establishment expenses	—	—	1.7	3.4
Cancelled acquisition and disposal costs	1.0	—	0.1	1.2
Inventory write-up reversal	—	—	—	0.2
Losses (gains) related to asset sales	0.1	—	(0.5)	0.2
Foreign exchange loss (gain), net	0.2	—	(1.8)	(1.6)
Other	—	—	1.5	1.6
Adjusted EBITDA from continuing operations	8.6	—	(10.5)	140.3
Discontinued operations	—	18.7	—	18.7
Total Adjusted EBITDA	$8.6	$18.7	$(10.5)	$159.0

			Titanium
	Specialty	Performance	Dioxide	Advanced	Specialty
($ in millions)	Chemicals	Additives	Pigments	Ceramics	Compounds
Three months ended December 31, 2005

Income (loss) before taxes	$20.4	$19.6	$7.3	$13.4	$5.1
Interest expense, net	9.2	—	6.7	3.7	(0.8)
Depreciation and amortization	10.9	8.6	8.7	7.6	4.0
Impairment charges	—	0.4	—	—	—
Restructuring and related charges	2.6	1.6	—	2.0	(0.1)
CCA litigation defense costs	—	(0.2)	—	—	—
Systems/organization establishment expenses	(0.1)	—	—	0.1	—
Cancelled acquisition and disposal costs	—	—	—	—	—
Loss on early extinguishment of debt	—	—	—	—	—
(Gains) losses related to asset sales	(1.7)	0.2	—	(2.9)	—
Foreign exchange loss (gain), net	0.1	(0.2)	—	(0.1)	—
Other	(0.4)	—	(0.6)	—	—
Adjusted EBITDA from continuing operations	41.0	30.0	22.1	23.8	8.2
Discontinued operations	—	—	—	—	—
Total Adjusted EBITDA	$41.0	$30.0	$22.1	$23.8	$8.2

		Discontinued
($ in millions)	Electronics	Operations	Corporate	Consolidated
Three months ended December 31, 2005

Income (loss) before taxes	$0.8	$—	$(27.9)	$38.7
Interest expense, net	1.3	—	15.1	35.2
Depreciation and amortization	2.8	—	0.4	43.0
Impairment charges	—	—	—	0.4
Restructuring and related charges	0.9	—	(0.1)	6.9
CCA litigation defense costs	—	—	—	(0.2)
Systems/organization establishment expenses	—	—	0.6	0.6
Cancelled acquisition and disposal costs	0.1	—	0.5	0.6
Cost incurred related to debt modifications	—	—	1.0	1.0
(Gains) losses related to asset sales	—	—	—	(4.4)
Foreign exchange loss (gain), net	0.5	—	1.4	1.7
Other	—	—	(1.9)	(2.9)
Adjusted EBITDA from continuing operations	6.4	—	(10.9)	120.6
Discontinued operations	—	16.6	—	16.6
Total Adjusted EBITDA	$6.4	$16.6	$(10.9)	$137.2

			Titanium
	Specialty	Performance	Dioxide	Advanced	Specialty
($ in millions)	Chemicals	Additives	Pigments	Ceramics	Compounds
Twelve months ended December 31, 2006

Income (loss) before taxes	$110.1	$73.1	$23.1	$36.4	$12.5
Interest expense, net	44.7	13.2	28.8	31.5	9.4
Depreciation and amortization	47.5	42.5	38.2	33.1	8.7
Impairment charges	2.2	—	—	—	—
Restructuring and related charges	2.0	1.2	—	1.1	—
CCA litigation defense costs	—	0.8	—	—	—
Systems/organization establishment expenses	0.1	1.3	—	1.3	0.9
Cancelled acquisition and disposal costs	1.0	0.1	—	—	—
Inventory write-up reversal	—	0.8	—	0.1	0.2
Losses (gains) related to asset sales	0.3	0.4	0.1	0.1	—
Foreign exchange loss (gain), net	0.4	0.1	—	—	—
Other	(1.7)	0.6	(1.7)	1.2	—
Adjusted EBITDA from continuing operations	206.6	134.1	88.5	104.8	31.7
Discontinued operations	—	—	—	—	—
Total Adjusted EBITDA	$206.6	$134.1	$88.5	$104.8	$31.7

		Discontinued
($ in millions)	Electronics	Operations	Corporate	Consolidated
Twelve months ended December 31, 2006

Income (loss) before taxes	$16.0	$—	$(118.3)	$152.9
Interest expense, net	1.4	—	66.7	195.7
Depreciation and amortization	16.9	—	4.1	191.0
Impairment charges	—	—	—	2.2
Restructuring and related charges	1.1	—	0.2	5.6
CCA litigation defense costs	—	—	—	0.8
Systems/organization establishment expenses	—	—	7.1	10.7
Cancelled acquisition and disposal costs	1.0	—	0.4	2.5
Inventory write-up reversal	—	—	—	1.1
Losses (gains) related to asset sales	0.1	—	(1.2)	(0.2)
Foreign exchange loss (gain), net	—	—	(9.1)	(8.6)
Other	—	—	1.1	(0.5)
Adjusted EBITDA from continuing operations	36.5	—	(49.0)	553.2
Discontinued operations	—	68.3	—	68.3
Total Adjusted EBITDA	$36.5	$68.3	$(49.0)	$621.5

			Titanium
	Specialty	Performance	Dioxide	Advanced	Specialty
($ in millions)	Chemicals	Additives	Pigments	Ceramics	Compounds
Twelve months ended December 31, 2005

Income (loss) before taxes	$89.4	$85.9	$20.2	$34.1	$22.3
Interest expense, net	36.2	20.6	30.8	30.1	(1.6)
Depreciation and amortization	44.7	33.2	36.2	29.8	8.3
Impairment charges	—	0.4	—	—	—
Restructuring and related charges	4.2	6.3	—	2.6	(0.1)
CCA litigation defense costs	—	1.1	—	—	—
Systems/organization establishment expenses	(0.1)	0.3	—	0.1	—
Cancelled acquisition and disposal costs	—	0.2	—	—	—
Cost incurred related to debt modifications	—	—	—	—	—
Management services agreement termination fee	—	—	—	—	—
Loss on early extinguishment of debt	—	1.1	—	—	0.6
(Gains) losses related to asset sales	(1.7)	0.2	—	(2.9)	—
Foreign exchange loss (gain), net	1.9	(1.0)	—	—	—
Other	(0.4)	—	(0.6)	—	—
Adjusted EBITDA from continuing operations	174.2	148.3	86.6	93.8	29.5
Discontinued operations	—	—	—	—	—
Total Adjusted EBITDA	$174.2	$148.3	$86.6	$93.8	$29.5

		Discontinued
($ in millions)	Electronics	Operations	Corporate	Consolidated
Twelve months ended December 31, 2005

Income (loss) before taxes	$5.2	$—	$(55.9)	$201.2
Interest expense, net	5.3	—	87.9	209.3
Depreciation and amortization	15.3	—	3.1	170.6
Impairment charges	—	—	—	0.4
Restructuring and related charges	3.0	—	(0.1)	15.9
CCA litigation defense costs	—	—	0.1	1.2
Systems/organization establishment expenses	—	—	3.6	3.9
Cancelled acquisition and disposal costs	0.1	—	0.9	1.2
Cost incurred related to debt modifications	—	—	1.0	1.0
Management services agreement termination fee	—	—	10.0	10.0
Loss on early extinguishment of debt	0.3	—	24.6	26.6
(Gains) losses related to asset sales	—	—	—	(4.4)
Foreign exchange loss (gain), net	(2.3)	—	(113.1)	(114.5)
Other	—	—	(2.4)	(3.4)
Adjusted EBITDA from continuing operations	26.9	—	(40.3)	519.0
Discontinued operations	—	51.9	—	51.9
Total Adjusted EBITDA	$26.9	$51.9	$(40.3)	$570.9

Rockwood Holdings, Inc. and Subsidiaries
Consolidated Reconciliation of Net Income to Adjusted EBITDA
($ in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income (loss)	$4.5	$(17.8)	$103.0	$95.8
(Income) loss from discontinued operations, net of tax	(1.4)	41.3	(27.9)	44.2
Minority interest from discontinued operations	4.4	(0.7)	5.2	(3.0)
Net income from continuing operations	7.5	22.8	80.3	137.0
Income tax provision	22.6	15.9	72.6	64.2
Income before taxes	30.1	38.7	152.9	201.2
Interest expense, net	51.2	35.2	195.7	209.3
Depreciation and amortization	50.1	43.0	191.0	170.6
Impairment charges	2.2	0.4	2.2	0.4
Restructuring and related charges	1.7	6.9	5.6	15.9
CCA litigation defense costs	—	(0.2)	0.8	1.2
Systems/organization establishment expenses	3.4	0.6	10.7	3.9
Cancelled acquisition and disposal costs	1.2	0.6	2.5	1.2
Inventory write-up reversal	0.2	—	1.1	—
Cost incurred related to debt modifications	—	1.0	—	1.0
Management services agreement termination fee	—	—	—	10.0
Loss on early extinguishment of debt	—	—	—	26.6
Gains related to asset sales	0.2	(4.4)	(0.2)	(4.4)
Foreign exchange (gain) loss, net	(1.6)	1.7	(8.6)	(114.5)
Other	1.6	(2.9)	(0.5)	(3.4)
Adjusted EBITDA from continuing operations	140.3	120.6	553.2	519.0
Discontinued operations	18.7	16.6	68.3	51.9
Total Adjusted EBITDA	$159.0	$137.2	$621.5	$570.9

Rockwood Holdings, Inc. and Subsidiaries
Consolidated Reconciliation of Net Income/Diluted EPS as Reported to Net Income/Diluted EPS as Adjusted
(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	December 31, 2006		December 31, 2005
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$4.5	$0.06	$(17.8)	$(0.24)

Net non-recurring and other special items:
Novasep-related items	8.1	0.11	42.3	0.57
Systems organization/establishment expenses	2.1	0.03	0.5	0.01
Mark-to-market swap gain	(0.5)	(0.01)	(6.0)	(0.08)
Restructuring charges	1.1	0.01	4.3	0.06
Impairment charges	1.4	0.02	0.3	—
Cancelled acquisition and disposal costs	0.7	0.01	0.4	0.01
Losses (gains) on asset sales	0.2	—	(2.8)	(0.03)
Other	1.6	0.03	(0.6)	(0.02)
Total non-recurring and other items	14.7	0.20	38.4	0.52

As adjusted	$19.2	$0.26	$20.6	$0.28

Weighted average number of diluted shares outstanding		75,161		73,779

	Twelve Months Ended		Twelve Months Ended
	December 31, 2006		December 31, 2005
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$103.0	$1.37	$95.8	$1.52

Net non-recurring and other special items:
Novasep-related items	(2.8)	(0.04)	44.5	0.74
Systems organization/establishment expenses	6.5	0.09	2.6	0.04
Mark-to-market swap gain	(4.4)	(0.06)	(13.8)	(0.23)
FX gains on debt	(6.3)	(0.08)	(69.3)	(1.15)
Restructuring charges	3.7	0.05	8.0	0.13
Impairment charges	1.4	0.02	0.3	—
Cancelled acquisition and disposal costs	1.5	0.02	0.8	0.01
Gains on asset sales	(0.1)	—	(2.8)	(0.05)
IPO related	—	—	23.8	0.40
Tax valuation allowance reversal	—	—	(18.1)	(0.30)
Other	2.9	0.03	(1.3)	(0.01)
Total non-recurring and other items	2.4	0.03	(25.3)	(0.42)

As adjusted	$105.4	$1.40	$70.5	$1.10

Weighted average number of diluted shares outstanding		75,044		60,002